Exhibit 99.1

AeroGrow Reports Results for the Fourth Quarter and Full Year Ended March 31, 2016

•	Fourth Quarter sales increase 43% to $5.1 million
•	Full Year sales increase 10% to $19.6 million
•	Fourth Quarter Adjusted EBITDA improves by $649,000
•	Full Year Adjusted EBITDA positive for second consecutive year
•	Full Year gross margin improves by nearly 500 basis points to 36%

BOULDER, CO—(Marketwired – June 15, 2016) – AeroGrow International, Inc. (OTCQB: AERO) ("AeroGrow" or the "Company"), today announced results for the fourth quarter and Fiscal Year (FY) ended March 31, 2016.  AeroGrow is the manufacturer and distributor of the world’s leading indoor gardening systems – the AeroGarden line of Smart Countertop Gardens®.

For the year ended March 31, 2016 the Company recorded total revenue of $19.6 million, an increase of 10% over the same period in the prior year.  Adjusted EBITDA for the full year remained positive for a second consecutive year at $304,000 vs. $609,000 in the prior year period.  Results for the 4th quarter ended March 31, 2016 saw net revenue increase 43% year over year to $5.1 million and Adjusted EBITDA for the quarter improved $649,000 to $182,000.
President and CEO J. Michael Wolfe commented that “our core strategy for FY 2016 was to moderate our growth to ensure we achieved strong improvements to our gross margins and refine our distribution strategy.  We grew revenue by 10% last year, with accelerated growth in the second half of the year including 43% growth in our Q4.  I’m particularly pleased by the improvement we experienced in our gross margin, which increased by nearly 500 basis points to 36% for the full year.
“Increased margins were the catalyst in our executing a significant brand advertising campaign that debuted in November.  We were pleased with the results of this campaign which drove gains in awareness and purchase consideration among target consumers.  While putting some downward pressure on EBITDA this year, it also helped drive short term sales, and we expect a long term revenue tail from the increased brand awareness.  In addition, we are committed to this brand building initiative for the long-term and anticipate making significant increases in our advertising spend in FY 2017.
“The advertising spend, combined with new and improved products, helped us continue to build several proven distribution channels – and unlocked several new ones.  For the first time we now have multiple, proven channels through which to sell our products profitably.  We saw broad success in the .com channel where Amazon saw better than triple digit growth across the platform.  We also made significant inroads in the Housewares channel with successful tests at Bed Bath & Beyond, Sur La Table and QVC.  These strong sales results, combined with the gross margin improvements and continued expense controls resulted in our second consecutive year of positive EBITDA earnings – the first time in the company’s history this has been achieved.
“We begin our FY 2017 with a lot of momentum.  We’ve made great progress on a number of fronts, notably sales, profitability, product efficacy, gross margins, and brand building.  Our focus for FY 2017 will be to continue growing our established distribution channels while expanding the Housewares channel and launching preliminary tests in several new domestic channels.  We’ll also be expanding an international sales model in Europe that is showing encouraging early results.  I am extremely optimistic that in FY 2017 we will leverage the excellent progress we have made over the last several years to begin delivering consistently strong top and bottom line growth.”
On June 2nd, Scotts Miracle-Gro informed the Company of its intention to exercise all or some of its Warrants sometime prior to December 31, 2016.  The Company has no further information on the timing or exercise of the Warrants other than as set forth in the Schedule 13D/A filed by SMG Growing Media, Inc. on June 6, 2016. The Board of Directors has appointed a Special Committee of the Board comprised of Michael Barish, Jack Walker and Wayne Harding to supervise the implementation of the exercise, if and when it happens.

Forward-Looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements by J. Michael Wolfe and/or the Company, statements regarding growth of the AeroGarden product line, ability to raise capital, optimism related to the business, expanding sales, market acceptance of developments and enhancements to our product line, improved margins and profitability, and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of the Company's products or the need to raise additional capital. In addition, actual results could vary materially based on changes or slower growth in the indoor garden market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including in "Item 1A Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2016. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company's publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

AEROGROW INTERNATIONAL, INC.
CONDENSED STATEMENTS OF OPERATIONS

	Years ended March 31,
	2016	2015
(in thousands, except per share data)
Net revenue	$19,612	$17,912
Cost of revenue	12,618	12,367
Gross profit	6,994	5,545

Operating expenses
Research and development	480	389
Sales and marketing	5,410	3,895
General and administrative	2,403	2,088
Total operating expenses	8,293	6,372

Loss from operations	(1,299)	(827)

Other income (expense), net
Fair value changes in derivative warrant liability	1,044	842
Interest expense – related party	(293)	(207)
Other (expense) income, net	(5)	1
Total other income (expense), net	746	636

Net loss	$(553)	$(191)
Change in fair value of stock to be distributed for Scotts Miracle-Gro transactions	(675)	(1,355)
Net loss attributable to common shareholders	$(1,228)	$(1,546)

Net loss per common share, basic and diluted	$(0.18)	$(0.26)

Weighted average number of common shares outstanding, basic and diluted	6,666	5,847

AEROGROW INTERNATIONAL, INC.
CONDENSED BALANCE SHEETS

	March 31,	March 31,
(in thousands, except share and per share data)	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$1,401	$1,015
Restricted cash	15	15
Accounts receivable, net of allowance for doubtful accounts of $14 and $10 at March 31, 2016 and 2015, respectively	1,577	1,300
Other receivables	232	214
Inventory, net	3,149	2,603
Prepaid expenses and other	196	144
Total current assets	6,570	5,291
Property and equipment, net of accumulated depreciation of $3,652 and $3,284 at March 31, 2016 and 2015, respectively	620	525
Intangible assets, net	2	2
Deposits	156	156
Total assets	$7,348	$5,974

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,733	$1,641
Accrued expenses	964	816
Customer deposits	352	30
Deferred rent	1	1
Notes payable – related party	1,293	207
Derivative warrant liability	644	1,688
Debt associated with sale of IP	160	208
Total current liabilities	5,147	4,591
Commitments and contingencies (Note 7)
Stockholders' equity
Preferred stock, $.001 par value, 20,000,000 shares authorized, 2,649,007 issued and outstanding at March 31, 2016 and 2015	3	3
Common stock, $.001 par value, 750,000,000 shares authorized, 7,499,966 and 6,563,518 shares issued and outstanding at March 31, 2016 and 2015, respectively	7	6
Additional paid-in capital	84,129	82,101
Stock dividend to be distributed	2,391	1,715
Accumulated deficit	(84,329)	(82,442)
Total stockholders' equity	2,201	1,383
Total liabilities and stockholders' equity	$7,348	$5,974

AEROGROW INTERNATIONAL, INC.
EBITDA CALCULATION
	Fiscal Years Ended March 31,
(in thousands)	2016	2015
Loss from operations	$(1,299)	$(827)

Add back non-cash items:
Depreciation	368	260
Amortization	-	-
Stock based compensation	276	302
Common stock warrant expense	-	37
Scott’s Miracle-Gro IP royalty and branding license	959	837
Total non-cash Items	1,603	1,436

Adjusted EBITDA	$304	$609

The U.S. GAAP measure most directly comparable to Adjusted EBITDA is income (loss) from operations. The non-U.S. GAAP financial measure of Adjusted EBITDA should not be considered as an alternative to net earnings. Adjusted EBITDA is not a presentation made in accordance with U.S. GAAP and has important limitations as an analytical tool. Adjusted EBITDA should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Conference Call Details
The conference call is scheduled for 12:00 pm ET on June 16, 2016. To participate in the call, please dial:
U.S. (Toll Free): 1 (888) 347-7861
 Toll/International: 1 (412) 902-4227

A telephonic replay of the call will be available within 2 hours of completion and will be available for the next 24 hours. You will be able to access the audio file for 90 days following the completion of the call through the AeroGrow website at www.aerogrow.com/investors until September 14, 2016. To access the replay by phone, please dial:
U.S. and Canada: 1 (877) 870-5176
Toll/International: 1 (858) 384-5517
 Conference Number: 10087343

About AeroGrow International, Inc. Headquartered in Boulder, Colorado, AeroGrow International, Inc. is the leader in the rapidly growing indoor gardening category. AeroGardens allow anyone to grow farmer's market fresh herbs, salad greens, tomatoes, chili peppers, flowers and more, indoors, year-round, so simply and easily that no green thumb is required. With an AeroGarden…you can grow anything! In April 2013, AeroGrow entered into a strategic partnership with Scotts Miracle-Gro to continue to expand the indoor gardening market. For more information, visit http://www.aerogrow.com.

Investor Relations:

 Grey Gibbs
Senior Vice President of Finance and Accounting
grey@aerogrow.com
303-444-7755